UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (214) 740-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendment to Articles of Incorporation or Bylaws

On July 26, 2024, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware retiring all previously redeemed shares of the Special Voting Preferred Stock. Effective upon the filing of the Certificate of Elimination, all references to the Special Voting Preferred Stock in the Second Amended and Restated Certificate of Incorporation of the Company shall be eliminated and the shares of Special Voting Preferred Stock so retired shall resume the status of authorized and unissued shares of preferred stock of the Company, without designation as to series.

A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Special Voting Preferred Stock of Exela Technologies, Inc., effective July 26, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2024

Exela Technologies, Inc.

By:	/s/ Zach Maul
Name: Zach Maul
Title: Secretary